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                                                                     Exhibit 1.1

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                   Pass-Through Certificates, Series 199__-_


                             UNDERWRITING AGREEMENT
                             ----------------------



                                                            __________ ___, 199_


[Underwriter(s)]
[Address]


Dear Sirs:

     Green Tree Financial Corporation (the "Company") is a Delaware corporation with its principal place of business in Saint Paul, Minnesota. The Company has authorized the issuance and sale of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199__-__ (the "Certificates") evidencing interests in manufactured housing installment sales contracts and installment loan agreements (the "Contracts") which Certificates have an aggregate outstanding principal balance of up to $______________. The Certificates may be issued in one or more classes, and, within each class, in one or more offerings on terms determined at the time of sale (each such class, a "Class"). The Certificates will be issued under a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Company, as seller and servicer (in such capacity, the "Servicer") and a trustee to be identified in the prospectus supplement for each such Series (the "Trustee"). The Certificates will evidence specified interests in a separate pool of Contracts (the "Contract Pool") and certain other property held in trust with respect to such Series (each, a "Trust Fund"). The form of each Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     The Certificates are more fully described in a Registration Statement which the Company has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons as are named as co-managers in the applicable Terms Agreement (defined below).

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     Each offering of Certificates pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. Whenever the Company determines to make an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate). The Terms Agreement relating to each offering of Certificates shall specify, among other things, the principal amount or amounts of Certificates to be issued, the price or prices at which the Certificates are to be purchased by the Underwriters from the Company and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (No. 333-________) (the "Registration Statement"), relating to the Certificates, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such Registration Statement, as amended at the time when it becomes effective under the 1933 Act, and the prospectus relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus" respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering or offerings of Certificates to which it relates.

     SECTION 1. Representations and Warranties. The Company represents and warrants to you as of the date hereof, and to the Underwriters named in the applicable Terms Agreement, all as of the date of such Terms Agreement (in each case, the "Representation Date"), as follows:


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          (1)  The Registration Statement and the Prospectus, at the time the
     Registration Statement became effective did, and as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented at the time the Registration Statement became effective did not, and as amended or supplemented as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

           (2) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the applicable Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

           (3) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the

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     financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (4) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Company of this Agreement and the Pooling and Servicing Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (5) This Agreement has been, and each applicable Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (6) The Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless

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     of whether enforcement is sought in a proceeding in equity or at law).

          (7) As of the Closing Time (as defined below), the Certificates will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

          (8) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the applicable Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (9) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (10) As of the Closing Time, the Contracts constituting a portion of the Trust Fund will have been duly and validly assigned to the Trustee in accordance with the Pooling and Servicing Agreement; and when such assignment is effected, a duly and validly perfected transfer of all such Contracts subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Company will occur.

          (11) As of the Closing Time, each of the Contracts will meet the eligibility criteria described in the Prospectus.

          (12) Neither the Company nor the Trust Fund created by the Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (13) The Certificates, the Pooling and Servicing Agreement, the applicable Terms Agreement and any Standard Hazard Insurance Policies and Limited Guarantee conform in all

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     material respects to the descriptions thereof contained in the Prospectus.

          (14) At the Closing Time, the Certificates shall have received the certificate rating or ratings specified in the related Terms Agreement.

          (15) At the Closing Time, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (16) As of the Closing Time, any Limited Guarantee will have been duly and validly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of the provider of such Limited Guarantee, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

          (17) As of the Closing Time, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

     The Company shall not be deemed to have made the representations and warranties contained in clauses (16) and (17) with respect to, and to the extent of, representations and warranties made to you by the Guarantor or Servicer as to the matters covered in such clause in a certificate in form satisfactory to your counsel and delivered to you at the applicable Closing Time.

     Any certificate signed by an officer of the Company, provider of the Limited Guarantees or Servicer and delivered to you or counsel for the Underwriters in connection with an offering of Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this
Section 1 are made.

     The Company believes that it is justified in relying on any of the representations, opinions and certificates relied upon by the Company or furnished to the Underwriters as described above.

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     SECTION 2.  Purchase and Sale.  The commitment of the Underwriters to purchase Certificates pursuant to any Terms Agreements shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriters shall be made at the office of ___________________ ___________________, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the applicable Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each of you and the Underwriters participating in the applicable offering of Certificates, as follows:

          (a) Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Certificates covered thereby, the price or prices at which the Certificates are to be purchased by the Underwriters from the Trust, either the initial public offering price or prices or the method by which the price or prices by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you or the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the

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     opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or

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     incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (g) If the Company has elected to cause the applicable Contract Pool to be treated as a real estate mortgage investment conduit (a "REMIC"), the Company will prepare, or cause to be prepared, and file, or cause to be filed a timely election to treat the Contract Pool as a REMIC for federal income tax purposes and will file, or cause to be filed, such tax returns and take such actions, all on a timely basis, as are required to elect and maintain such status.

          (h) The Company will file with the Commission within fifteen days of the issuance of the Certificates a current report on Form 8-K setting forth specific information concerning the Certificates and the Contract Pool to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as each defined in Section 5 hereof) provided to the Company by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section 5 hereof).

          (i) In connection with any Computational Materials, ABS Term Sheets or Collateral Term Sheets provided by an Underwriter pursuant to Section 5, the Company must receive a letter from __________________________, or other independent certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriter(s) to the Company for filing on Form 8-K pursuant to Section 5 and subsection (h), is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be obtained at the expense of
     ________________________________________________.

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          (j) In the event that an Underwriter must prepare corrected
     Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to Section 5(d), the Company shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof.

     SECTION 4. Conditions of Underwriters' Obligations. The Obligations of the Underwriters to purchase Certificates pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the applicable Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time you shall have received:

          (1) The favorable opinion, dated as of the applicable Closing Time, of ___________________________________________, counsel for the Company, as
     Seller and Servicer of the Contracts, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

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               (iii)  This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company, and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' or secured parties' rights generally,
          (B) such enforcement may be limited by general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder is subject to the effect of federal and state securities laws and public policy relating thereto.

               (iv)  The Pooling and Servicing Agreement (including the
          Limited Guarantee contained therein) and the Registration Statement have been duly authorized, executed and delivered by the Company, and are the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (v) None of the transfer of the Contracts to the Trust, the issue and sale of the Certificates or the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which the property or assets of the Company are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Company to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any order or regulation known to us to be applicable to the Company of any state or federal court, regulatory body,

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          administrative agency, governmental body or arbitrator having jurisdiction over the Company.

               (vi) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement and the applicable Terms Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

               (vii) The Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee in the Contracts and other property included in the Trust Fund on the date hereof, which security interest of the Trustee in the Contracts and the Trust Fund will be perfected and will constitute a first perfected security interest upon the Trustee's taking possession of the Contracts and the filing of Uniform Commercial Code ("UCC") financing statements in the offices of the Secretary of State of Minnesota; provided, however, that such counsel may take customary exceptions acceptable to you. Such counsel need express no opinion (a) as to the continuation of a security interest in the Contracts in the event the Trustee relinquishes possession of such Contracts and a subsequent purchaser takes possession without notice of the Trustee's interest, (b) as to the continuation of a security interest in the Contracts if the Trustee does not file continuation statements as required by the Pooling and Servicing Agreement or (c) as to the priority of any security interest in the Contracts against any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over perfected security interests.

               (viii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Minnesota or federal court or governmental authority or agency is required to be obtained by the Company for the consummation by the Company of the transactions contemplated by the Pooling and Servicing Agreement, except such as may be required under the 1933 Act or the Regulations, or state securities or Blue Sky laws.

               (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

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               (x)  The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               (xi) The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed or incorporated by reference.

               (xii) The statements in the Prospectus Supplement under the heading "Summary of the Terms of the Offered Certificates -- Certain Federal Income Tax Consequences" and in the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, have been prepared or reviewed by such counsel and are correct in all material respects.

               (xiii) The Trust Fund created by the Pooling and Servicing Agreement is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement become, an "investment company" or "under the control of an investment company" as such terms are defined in the 1940 Act.

               (xiv) The statements in the Prospectus and the Prospectus Supplement under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Certificates and the Pooling and Servicing Agreement, constitute a fair and accurate summary of such documents.

               (xv) The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

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               (xvi)  The execution, delivery and performance by the Company of the Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

               (xvii) To such counsel's knowledge, there are no pending or overtly threatened lawsuits or claims against the Company or relating to the transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement.

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to the Trustee of its right title and interest in and to the Contracts and other property included in the Trust Fund on the Closing Time as may be required by each Rating Agency rating the Certificates.

     Such counsel shall state that it has participated in the conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii) and (xiv) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of the Terms Agreement contained, and the Prospectus on the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

          (2) The favorable opinion, dated as of the applicable Closing Time, of _______________, __________________ to the Company, as Seller and Servicer
     of the Contracts, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) There are no pending or threatened litigation or administrative proceeding of or before any court, tribunal or governmental agency, authority or body or any arbitrator which, if adversely determined, would have a material adverse effect on the financial condition of the Company.

               (ii) The Company is qualified to do business, and is in good standing, as a foreign corporation in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Company.

          (3) The favorable opinion of counsel to the Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

               (i) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement and the Pooling and Servicing Agreement is enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (ii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

               (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

               (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

          (4) To the extent specified in the applicable Terms Agreement, if any of the Contracts constituting a portion of the Trust Fund have been or are being purchased by the Company from a third party, the favorable opinion of counsel to such third party, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel to the effect that such third party has effectively conveyed to the Company all of its right, title and interest in and to such Contracts as of the Closing Date, and upon the occurrence of any proceedings with respect to such third party under the federal or state bankruptcy, insolvency or similar law, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such third party or of any substantial part of its property or the making by such third party of an assignment for the benefit of creditors, such Contracts would not be deemed to be part of the assets of such third party.

          (5) The favorable opinion or opinions, dated as of the applicable Closing Time, of counsel for the Underwriters with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus, the applicable Prospectus Supplement and other related matters as the Underwriters may require.

          (c) At the applicable Closing Time you shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

          (d) You shall have received from _____________________, or other independent certified public accountants acceptable to you, a letter, dated as of the date of the applicable Terms Agreement and as of the applicable Closing Time, delivered at such times, in the form heretofore agreed to.

          (e) At the applicable Closing Time you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agency or Rating Agencies rating the Certificates.

          (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6.

     SECTION 5. Investor Information. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

          (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994

     (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (b) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

          (c) Each Underwriter shall provide to the Company any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

          (d) In the event that the Company or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Company for filing pursuant to Section 3(h).

     SECTION 6. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, each Terms Agreement, any agreements among Underwriters and selling agreements and the Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(f), including filing fees, and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriters in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 10(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (x) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or
          (y) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials,

          ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter; unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information (defined below) provided by the Underwriters expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller-Provided Information (defined below) used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iv) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above).

     This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriters entitled to indemnity hereby or who controls the Underwriters within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and

               (ii) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements made in the Computational Materials, Collateral Term Sheets or ABS Term Sheets to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by the Underwriters expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statements or alleged untrue statements did not derive from an inaccuracy in the Seller-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

     This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     For purposes of this Agreement, as to each Underwriter, "Derived Information" means such portion, if any, of the information delivered to the Company by such Underwriter pursuant to Section 5 for filing with the Commission on Form 8-K and:

     (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

     (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Company concerning the assets of the Trust Fund.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the percentage that the Underwriting discount or discounts on the cover of such Prospectus Supplement bears to the initial public offering price or prices as set forth thereon and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and, provided further, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Certificates purchased by such Underwriter pursuant to the Terms Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 9.  Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Certificates to the Underwriters.

     SECTION 10. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You, as Representative of the

Underwriters named in any Terms Agreement, may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota, Wisconsin or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriters own any such Certificates purchased from the Company pursuant to the applicable Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of
Section 6, the indemnity agreement set forth in Section 7, and the contribution provisions set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

     SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Certificates shall fail at the applicable Closing Time to purchase the Certificates which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Certificates"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the applicable Terms Agreement.

     In the event of a default by any Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the Syndicate Department. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law and Time. This Agreement and each Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 15. Counterparts. This Agreement and any Terms Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                       Very truly yours,

                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                          -----------------------------
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED, as of
  the date first above written:

[UNDERWRITER(S)]


By
   ----------------------------
Name:
Title:

                                                                       EXHIBIT A

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
               Manufactured Housing Contract Senior/Subordinate
                  Pass-Through Certificates, Series 199__-__
          Classes A-1, A-2, A-3, A-4, A-5, A-6, A-7, M-1, B-1 and B-2

                            FORM OF TERMS AGREEMENT
                            -----------------------

                                                   Dated:  ___________ __, 199__

To: Green Tree Financial Corporation, (the "Company") under the Pooling and Servicing Agreement, dated as of ______ __, 199__ (the "Pooling and Servicing Agreement")

Re:  Underwriting Agreement dated _______ __, 199__


Series Designation: Manufactured Housing Contract
                    Senior/Subordinate Pass-Through Certificates,
                    Series 199__-__, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class B-1 and Class B-2

Co-managers:

Terms of the Certificates:
--------------------------

                    Original
                    Principal                 Remittance
Class               Amount*                   Rate
-----               ---------                 ----------
Class A-1           $                             % per annum, computed on the
                                              basis of actual days elapsed in a
                                              360-day year

Class A-2           $                             % per annum, computed on the
                                              basis of a 360-day year of twelve
                                              30-day months

Class A-3           $                             % per annum, computed on the
                                              basis of a 360-day year of twelve
                                              30-day months

Class A-4           $                             % per annum, computed on the
                                              basis of a 360-day year of twelve
                                              30-day months

Class A-5           $                             % per annum, computed on the
                                              basis of a 360-day year of twelve
                                              30-day months

Class A-6           $                             % per annum, computed on the
                                              basis of a 360-day year of twelve
                                              30-day months

Class A-7           $                             % per annum, subject to a
                                              maximum rate equal to the weighted
                                              average of the Contract Rate on
                                              each Contract in the Contract
                                              Pool, computed on the basis of a
                                              360-day year of twelve 30-day
                                              months

Class M-1           $                             % per annum, subject to a
                                              maximum rate equal to the weighted
                                              average of the Contract Rate on
                                              each Contract in the Contract
                                              Pool, computed on the basis of a
                                              360-day year of twelve 30-day
                                              months

Class B-1           $                             % per annum, subject to a
                                              maximum rate equal to the weighted
                                              average of the Contract Rate on
                                              each Contract in the Contract
                                              Pool, computed on the basis of a
                                              360-day year of twelve 30-day
                                              months

Class B-2           $                             % per annum, subject to a
                                              maximum rate equal to the weighted
                                              average of the Contract Rate on
                                              each Contract in the Contract
                                              Pool, computed on the basis of a
                                              360-day year of twelve 30-day
                                              months

* Approximate. Subject to permitted variance of plus or minus 5%.

Certificate Ratings:

     Class A-1: "____" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "____" by Moody's Investors Service, Inc. ("Moody's") and "____" by Fitch Investors Service, L.P. ("Fitch").

     Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-7:
     "____" by S&P, "____" by Moody's and "___" by Fitch.

     Class M-1: "____" by S&P, "__" by Moody's and "___" by Fitch.

     Class B-1: "___" by S&P, "____" by Moody's and "____" by Fitch.

     Class B-2: "___" by S&P, "____" by Moody's and "___" by Fitch.

REMIC Election:

     The Company intends to elect to cause the Trust to be treated as a REMIC.

Servicer:

     Green Tree Financial Corporation (in such capacity, the "Servicer")

Trust:

     The Trust shall include manufactured housing installment sale contracts and installment loan agreements (the "Contracts") conveyed by the Company listed in an exhibit to the assignment by the Company to the Trustee of such contracts.

     The corpus of the Trust consists of (a) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Mortgage, (b) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and proceeds from the Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home, (c) all rights under any FHA/VA Regulation pertaining to any FHA/VA Contract, (d) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account, (e) all proceeds in any way derived from any of the foregoing items, (f) all documents contained in the Contract Files or the Land-and-Home Contract Files, (g) the Limited Guarantee for the benefit of the Class B-2 Certificateholders, (h) the obligations and related demand note of the Company delivered pursuant to Section 3.05(c) of the Pooling and Servicing Agreement, and the related Staged-Funding Contract Reserve Account, (i) the Capitalized Interest Account, if any, and (j) the Excess Proceeds Account, if any.

Credit Enhancement:

     Subordination of Class M-1, Class B and Class C Certificates to Class A Certificates. Subordination of Class B and Class C Certificates to Class M-1 Certificates. Subordination of Class B-2 and Class C Certificates to Class B-1 Certificates. Limited Guarantee and subordination of Class C Certificates to Class B-2 Certificates.

Remittance Dates:

     The 15th day (or if such day is not a business day, the next succeeding business day) of each month commencing ______ __, 199__.

Purchase Price:

     Subject to the terms of the following paragraph, the purchase price payable
by the Underwriters for each Class of Class A Certificates is     % of the
principal amount of the Class A-1 Certificates;           % of the principal
amount of the Class A-2 Certificates;           % of the principal amount of the
Class A-3 Certificates;           % of the principal amount of the Class A-4
Certificates;           % of the principal amount of the Class A-5 Certificates;
% of the principal amount of the Class A-6 Certificates;           % of the
principal amount of the Class A-7  Certificates;           % of the principal
amount of the Class M-1 Certificates;           % of the principal amount of the
Class B-1 Certificates; and       % of the principal amount of the Class B-2
Certificates.

     Any allocation of the Certificates between [Underwriters] will be governed by the Agreement Among Underwriters.

     Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Company.

Underwriting Commission:

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

     Public Offering price and/or method of determining price at which the Underwriters will sell the Certificates:

               Class A-1:           %
               Class A-2:           %
               Class A-3:           %
               Class A-4:           %
               Class A-5:           %
               Class A-6:           %
               Class A-7:           %
               Class M-1:           %
               Class B-1:           %
               Class B-2:           %

Closing Date and Location:

     On or about ____________ __, 199_, at the offices of _____________________,
____________________________, at 9:00 a.m.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                       [UNDERWRITER(S)]


                                       By:
                                           -----------------------------
                                       Name:
                                       Title:




ACCEPTED:

GREEN TREE FINANCIAL CORPORATION


By:
    ----------------------------
Name:
Title: